Exhibit 99.1

Air Lease Corporation Announces First Quarter 2012 Results

Los Angeles, California, May 14, 2012 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the quarter ended March 31, 2012.

Q1 Highlights

Air Lease Corporation reports another quarter of consecutive fleet, profitability and financing growth:

•                  Basic EPS increased to $0.27 per share in the first quarter of 2012 compared to $0.25 in the fourth quarter of 2011 and $0.05 in the first quarter of 2011.

•                  Pretax profit margin of 31.4%, marking the third consecutive quarter with a pretax profit margin in excess of 30%.

•                 Revenues increased to $133 million in the first quarter of 2012 compared to $115 million in the fourth quarter of 2011 and $55 million in the first quarter of 2011. Pretax income increased to $42 million in the first quarter of 2012 compared to $39 million in the fourth quarter of 2011 and $5 million in the first quarter of 2011.

•                  Raised $1.7 billion of incremental debt financing in the first quarter of 2012.

•                  Completed our debut $1 billion senior unsecured notes offering, which priced to yield 5.625% at par, maturing in 2017.

•                  Took delivery of 12 additional aircraft from our pipeline growing our fleet to 114 aircraft at the end of the first quarter of 2012.

•                  Reduced the weighted-average age of our fleet to 3.4 years compared to 3.6 years at the end of the fourth quarter of 2011 and 3.5 years at the end of the first quarter of 2011.

The following table summarizes the results for Q1 2012, Q4 2011 and Q1 2011 (in thousands, except share amounts):

	Q1 2012	Q4 2011	Q1 2011
Revenues	$132,553	$115,057	$ 55,215
Pretax income	$ 41,610	$ 38,688	$ 4,924
Net income	$ 26,927	$ 24,762	$ 3,176
Cash provided by operating activities	$101,522	$100,969	$ 38,732
Adjusted net income(1)	$ 34,100	$ 31,724	$ 11,713
Adjusted EBITDA(1)	$118,317	$102,167	$ 45,249
Net income per share:
Basic	$ 0.27	$ 0.25	$ 0.05
Diluted	$ 0.26	$ 0.24	$ 0.05

(1)           See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

“ALC saw demand holding up for new aircraft lease placements in the 2013 - 2015 delivery time frame, particularly in Asia.  Global passenger traffic continued to grow, which partially offset the higher fuel costs that drove lower airline financial performance during the first quarter.  Our forward lease placements have been balanced across airlines with strong credit quality and competitive operating strategies,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“During Q1 we executed our growth plan by taking delivery of 12 aircraft from our pipeline, finishing the quarter with 114 aircraft spread across a diverse customer base of 59 airlines based in 34 countries. ALC’s overall portfolio maintained consistent lease yields and once again delivered a pre-tax operating margin exceeding 30%,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

“In 2012 we have continued to strengthen our balance sheet with landmark transactions including our $1 billion unsecured bond issuance and our $850 million agented unsecured revolving credit facility. These financings provide us with ample liquidity and the operational flexibility to execute our growth plan,” said Gregory B. Willis, Senior Vice President and Chief Financial Officer of Air Lease Corporation.

Fleet Growth

Building on our base of 102 aircraft at December 31, 2011, we added 12 aircraft during the first quarter of 2012 and ended the quarter with 114 aircraft spread across a diverse and balanced customer base of 59 airlines based in 34 countries.

Below are portfolio metrics of our fleet as of March 31, 2012 and December 31, 2011 (dollars in thousands):

	March 31, 2012	December 31, 2011
Fleet size	114	102
Weighted-average fleet age(1)	3.4 years	3.6 years
Weighted-average remaining lease term(1)	6.9 years	6.6 years
Aggregate fleet cost	$ 4,933,285	$ 4,368,985

(1)                Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally based on net book value. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Region	% of net book value	% of net book value
Europe	42.9%	40.6%
Asia/Pacific	33.6	33.5
Central America, South America and Mexico	11.4	12.2
U.S. and Canada	8.0	9.1
The Middle East and Africa	4.1	4.6
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of March 31, 2012 and December 31, 2011:

	March 31, 2012		December 31, 2011
Aircraft type	Number of aircraft	% of total	Number of aircraft	% of total
Airbus A319/320/321	34	29.8%	31	30.4%
Airbus A330-200/300	14	12.3	11	10.8
Boeing 737-700/800	38	33.3	38	37.2
Boeing 767-300ER	3	2.6	3	2.9
Boeing 777-200/300ER	5	4.4	5	4.9
Embraer E175/190	16	14.1	12	11.8
ATR 72-600	4	3.5	2	2.0
Total	114	100.0%	102	100.0%

We have made further progress in placing our aircraft. As of March 31, 2012, we have entered into contracts for the lease of all 35 aircraft delivering in 2012, for 28 out of 30 new aircraft delivering in 2013, for 22 out of 26 new aircraft delivering in 2014 and five out of 24 new aircraft delivering in 2015.

Debt Financing Activities

During the first quarter of 2012, the Company raised an incremental $1.7 billion in debt financing. Of this amount $1.5 billion, or 88.5%, is unsecured, comprised of: $1.0 billion in senior unsecured notes issued in reliance upon Rule 144A under the Securities Act, $155.0 million in senior unsecured notes issued in a private placement in reliance upon Rule 144A under the Securities Act, $200.0 million in short-term unsecured bridge financing from two members of our banking group in connection with the closing of four European Export Credit Agency (“ECA”) supported aircraft deliveries, $115.0 million in unsecured term financing and $12.5 million of seller financing. We ended the quarter with total unsecured debt outstanding of $1.9 billion. The Company’s unsecured debt as a percentage of total debt increased to 50.5% as of March 31, 2012 from 31.7% as of December 31, 2011. The Company’s fixed debt as a percentage of total debt increased to 51.5% as of March 31, 2012 from 24.3% as of December 31, 2011. We ended the first quarter of 2012 with a conservative balance sheet with low leverage and ample liquidity of $1.6 billion.

In the second quarter of 2012, the Company entered into a three-year senior unsecured revolving credit facility in excess of $850 million (the “Syndicated Unsecured Revolving Credit Facility”) with a borrowing rate of LIBOR plus 1.75% with no LIBOR floor.  The Syndicated Unsecured Revolving Credit Facility was arranged by six joint lead arrangers and joint book runners, including J.P. Morgan Securities LLC, Citigroup Global Markets Inc., RBC Capital Markets, BMO Capital Markets, Commonwealth Bank of Australia and Wells Fargo Securities, LLC.

We will continue to focus our financing efforts throughout 2012 on continuing to raise unsecured debt through international and domestic capital markets transactions and in the global bank market, reinvesting cash flow from operations and through optional financings including government guaranteed loan programs from the ECAs in support of our new Airbus aircraft deliveries, Ex-Im Bank in support of our new Boeing aircraft deliveries and direct financing from BNDES/SBCE in support of our new Embraer aircraft deliveries.

As of March 31, 2012, we had established a diverse lending group consisting of 27 banks across four general types of lending facilities. The Company’s debt financing was comprised of the following at March 31, 2012 and December 31, 2011 (dollars in thousands):

	March 31, 2012	December 31, 2011
Secured
Term financings	$715,303	$735,285
Warehouse facilities	1,100,092	1,048,222
Total secured debt financing	1,815,395	1,783,507
Unsecured
Term financings	265,498	148,209
Convertible senior notes	200,000	200,000
Senior notes	1,275,000	120,000
Revolving credit facilities	112,500	358,000
Total unsecured debt financing	1,852,998	826,209

Total secured and unsecured debt financing	3,668,393	2,609,716
Less: Debt discount	(10,761)	(6,917)
Total debt	$3,657,632	$2,602,799

Selected interest rates and ratios:
Composite interest rate(1)	4.05%	3.14%
Composite interest rate on fixed debt(1)	5.22%	4.28%
Percentage of total debt at fixed rate	51.5%	24.3%

(1)                 This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on May 14, 2012 at 4:30 PM Eastern Time to discuss the Company’s first quarter financial results for 2012.

Investors can participate in the conference call by dialing (800) 798-2884 domestic or (617) 614-6207 international. The passcode for the call is 26561148.

For your convenience, the conference call can be replayed in its entirety beginning at 6:30 PM ET on May 14, 2012 until 11:59 PM ET on May 21, 2012. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 13474216.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

About Air Lease Corporation

Launched in 2010, Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Assistant Vice President, Strategic Planning & Investor Relations
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Media and Investor Relations Coordinator
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance that are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our status as a recently organized corporation with a limited operating history;

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I — Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on March 9, 2012.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Cash and cash equivalents	$803,266	$281,805
Restricted cash	112,377	96,157
Flight equipment subject to operating leases	4,933,285	4,368,985
Less accumulated depreciation	(175,905)	(131,569)
	4,757,380	4,237,416
Deposits on flight equipment purchases	440,995	405,549
Deferred debt issue costs—less accumulated amortization of $20,050 and $17,500 as of March 31, 2012 and December 31, 2011, respectively	68,350	47,609
Other assets	104,260	96,057
Total assets	$6,286,628	$5,164,593
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$52,139	$54,648
Debt financing	3,657,632	2,602,799
Security deposits and maintenance reserves on flight equipment leases	299,417	284,154
Rentals received in advance	30,642	26,017
Deferred tax liability	35,371	20,692
Total liabilities	$4,075,201	$2,988,310
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 98,888,393 and 98,885,131 shares at March 31, 2012 and December 31, 2011, respectively	984	984
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,182,306	2,174,089
Retained earnings	28,119	1,192
Total shareholders’ equity	2,211,427	2,176,283
Total liabilities and shareholders’ equity	$6,286,628	$5,164,593

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Revenues
Rental of flight equipment	$131,737	$54,612
Interest and other	816	603
Total revenues	132,553	55,215

Expenses
Interest	21,914	9,060
Amortization of discounts and deferred debt issue costs	2,867	2,328
Interest expense	24,781	11,388
Depreciation of flight equipment	44,336	18,130
Selling, general and administrative	13,609	9,865
Stock-based compensation	8,217	10,908
Total expenses	90,943	50,291
Income before taxes	41,610	4,924
Income tax expense	(14,683)	(1,748)
Net income	$26,927	$3,176

Net income per share of Class A and Class B Common Stock:
Basic	$0.27	$0.05
Diluted	$0.26	$0.05
Weighted-average shares outstanding:
Basic	100,717,302	65,393,149
Diluted	107,426,789	65,511,529
Other financial data
Adjusted net income(1)	$34,100	$11,713
Adjusted EBITDA(2)	$118,317	$45,249

(1)                 Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs, extinguishment of debt and convertible debt discounts) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our board of directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

• adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

• our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$101,522	$38,732
Depreciation of flight equipment	(44,336)	(18,130)
Stock-based compensation	(8,217)	(10,908)
Deferred taxes	(14,679)	(1,748)
Amortization of discounts and deferred debt issue costs	(2,867)	(2,328)
Changes in operating assets and liabilities:
Other assets	7,658	2,044
Accrued interest and other payables	(7,529)	(969)
Rentals received in advance	(4,625)	(3,517)
Net income	26,927	3,176
Amortization of discounts and deferred debt issue costs	2,867	2,328
Stock-based compensation	8,217	10,908
Tax effect	(3,911)	(4,699)
Adjusted net income	$34,100	$11,713

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$26,927	$3,176
Amortization of discounts and deferred debt issue costs	2,867	2,328
Stock-based compensation	8,217	10,908
Tax effect	(3,911)	(4,699)
Adjusted net income	$34,100	$11,713

(2)                Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our board of directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

• adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

• adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

• adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

• other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$101,522	$38,732
Depreciation of flight equipment	(44,336)	(18,130)
Stock-based compensation	(8,217)	(10,908)
Deferred taxes	(14,679)	(1,748)
Amortization of discounts and deferred debt issue costs	(2,867)	(2,328)
Changes in operating assets and liabilities:
Other assets	7,658	2,044
Accrued interest and other payables	(7,529)	(969)
Rentals received in advance	(4,625)	(3,517)
Net income	26,927	3,176
Net interest expense	24,154	11,287
Income taxes	14,683	1,748
Depreciation	44,336	18,130
Stock-based compensation	8,217	10,908
Adjusted EBITDA	$118,317	$45,249

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$26,927	$3,176
Net interest expense	24,154	11,287
Income taxes	14,683	1,748
Depreciation	44,336	18,130
Stock-based compensation	8,217	10,908
Adjusted EBITDA	$118,317	$45,249

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Operating Activities
Net income	$26,927	$3,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	44,336	18,130
Stock-based compensation	8,217	10,908
Deferred taxes	14,679	1,748
Amortization of discounts and deferred debt issue costs	2,867	2,328
Changes in operating assets and liabilities:
Other assets	(7,658)	(2,044)
Accrued interest and other payables	7,529	969
Rentals received in advance	4,625	3,517
Net cash provided by operating activities	101,522	38,732
Investing Activities
Acquisition of flight equipment under operating lease	(458,710)	(502,550)
Payments for deposits on flight equipment purchases	(104,006)	(99,737)
Acquisition of furnishings, equipment and other assets	(35,113)	(9,773)
Net cash used in investing activities	(597,829)	(612,060)
Financing Activities
Net change in unsecured revolving facilities	(245,500)	148,500
Proceeds from debt financings	1,465,949	341,914
Payments in reduction of debt financings	(178,433)	(27,575)
Restricted cash	(16,220)	(13,388)
Debt issue costs	(23,291)	(5,539)
Security deposits and maintenance reserve receipts	26,703	31,875
Security deposits and maintenance reserve disbursements	(11,440)	(967)
Net cash provided by financing activities	1,017,768	474,820
Net increase (decrease) in cash	521,461	(98,508)
Cash and cash equivalents at beginning of period	281,805	328,821
Cash and cash equivalents at end of period	$803,266	$230,313
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $3,949 at March 31, 2012 and capitalized interest of $1,845 at March 31, 2011	$17,408	$10,363
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment under operating leases	$105,590	$27,510